UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5075 South Syracuse Street
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 770-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 18, 2015, RE/MAX Holdings, Inc. (the “Company”), RIHI, Inc. (the “Selling Stockholder”) and RMCO, LLC (“RMCO”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC (the “Underwriters”) relating to the offer and sale by the Selling Stockholder of 4,500,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), to the Underwriters in a registered public offering (the “Offering”) at a price to the public of $36.00 per share. The Selling Stockholder also has granted the Underwriters an option for 30 days to purchase up to 675,000 additional shares of Common Stock at the offering price per share. The Offering closed on November 24, 2015. The Company did not sell any shares of Common Stock in the Offering and will not receive any proceeds from the Offering.

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-207629).

The Underwriting Agreement contains the terms and conditions for the sale by the Selling Stockholder of the shares of Common Stock to the Underwriters, customary representations, warranties and covenants by the Company and the Selling Stockholder, indemnification and contribution obligations by each of the parties to the Underwriting Agreement, and other terms and conditions customary in agreements of this type.

The foregoing summary of the material terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The Company’s Amended and Restated Certificate of Incorporation provides for the potential issuance of shares of Common Stock by the Company upon the Selling Stockholder’s exercise of its redemption right and surrender of common units in RMCO (“Units”) for exchange in accordance with the terms of the Fourth Amended and Restated Limited Liability Company Agreement, dated as of October 1, 2013, of RMCO (the “Restated RMCO LLC Agreement”).  Pursuant to the Restated RMCO LLC Agreement, upon the Selling Stockholder’s exercise of its redemption right, the Selling Stockholder may surrender Units to RMCO for cancellation and the Company may then contribute cash or Common Stock to RMCO for distribution by RMCO to the Selling Stockholder to complete the redemption.  Upon the Selling Stockholder’s exercise of its redemption right, the Company may also, in its sole discretion and as an alternative to the Selling Stockholder engaging in a redemption transaction with RMCO, elect to acquire the Selling Stockholder’s surrendered Units directly from the Selling Stockholder.

In connection with the Selling Stockholder’s exercise of its redemption right in connection with the Offering, the Company elected to acquire the Selling Stockholder’s surrendered Units directly from the Selling Stockholder.  As a result, immediately prior to the closing of the Offering, the Selling Stockholder surrendered Units for exchange and the Company issued shares of Common Stock directly to the Selling Stockholder in reliance on the exemption under Section 4(a)(2) of the Securities Act.

Item 8.01 Other Events

On November 24, 2015, the Company issued a press release announcing the completion of the secondary public offering of 4,500,000 shares of its Class A common stock by its controlling shareholder, RIHI, Inc.

A copy of the press release is included as Exhibit 99.1 to this report.

In connection with the Offering of Common Stock described under Item 1.01 above, the Company is filing a legal opinion regarding the validity of the shares of Common Stock as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
1.1

Underwriting Agreement dated as of November 18, 2015 by and among RE/MAX Holdings, Inc., RIHI, Inc., RMCO, LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

99.1	Press release, dated November 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: November 24, 2015	By:	/s/ Adam Scoville
Adam Scoville
Vice President and General Counsel